UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 23, 2012

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD
P.O. BOX 660199
DALLAS, TEXAS 75266-0199
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operations and Financial Condition

The Registrant’s news release dated January 23, 2012, regarding the Registrant’s fourth quarter and 2011 results of operations and financial condition is attached hereto as Exhibit 99 and is incorporated by reference herein.

ITEM 2.05.  Costs Associated with Exit or Disposal Activities

The Registrant today announced plans to close two older semiconductor manufacturing facilities in Hiji, Japan, and Houston, Texas, over the next 18 months.  The plan will reduce employment by about 1,000, or 3%.  Total restructuring charges for these activities are estimated to be about $215 million.  These estimated charges include about $135 million associated with severance and related benefits, about $30 million for accelerated depreciation of plant assets and about $50 million for other costs to exit contracts or dispose of assets.  The Registrant accrued $112 million in the fourth quarter of 2011 based on Accounting Standards Codification (Topic 712), Compensation – Nonretirement Postemployement Benefits.   The remainder of the charges will be accrued over the next seven quarters.

ITEM 9.01.  Exhibits

Designation of Exhibit in this Report	Description of Exhibit
99	Registrant’s News Release
Dated January 23, 2012 (furnished pursuant to Items 2.02 and 2.05)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This report includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in key markets such as communications, computing, industrial and consumer electronics;

•
TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI’s ability to compete in products and prices in an intensely competitive industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

•
Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•
Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Customer demand that differs from our forecasts;

•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;

•	Impairments of our non-financial assets;

•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;

•	TI’s ability to recruit and retain skilled personnel;

•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services;

•	TI's obligations to make principal and interest payments on its debt; and

•	TI's ability to successfully integrate National Semiconductor's operations, product lines and technologies, and to realize opportunities for growth and costs savings from the acquisition.

For a more detailed discussion of these factors, see the Risk Factors discussions in Item 1A of TI’s most recent Form 10-K, Item 1A of TI’s Form 10-Q for the quarter ended June 30, 2011, and Item 1A of TI’s Form 10-Q for the quarter ended September 30, 2011.  The forward-looking statements included in this report on Form 8-K are made only as of the date of this report, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: January 23, 2012	By:	/s/ KEVIN P. MARCH
Kevin P. March
Senior Vice President and
Chief Financial Officer